Dryden Tax-Managed Funds
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


December 22, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: Dryden Tax-Managed Funds
File No. 811-09101


Ladies and Gentlemen:

Enclosed please find the Annual Report on Form N-SAR for Dryden Tax-Managed
 Funds for the fiscal year ended October 31, 2006. The Form N-SAR was filed using the EDGAR system.



Very truly yours,



/s/ Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary



This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 22nd day of December 2006.




Dryden Tax-Managed Funds





Witness: /s/ Floyd L. Hoelscher				By:/s/ Jonathan D. Shain
	Floyd L. Hoelscher				Jonathan D. Shain
							Assistant Secretary